EXHIBIT 99

CLEARWATER, Fla., April 14/PRNewswire-FirstCall/—Aerosonic Corporation (Amex: AIM—News) announced today that its Board of Directors elected to appoint Mr. Charles M. Foster, Jr. to the Board. Mr. Foster will also serve on the company’s audit committee.

“The addition of Mr. Foster to our Board of Directors is further evidence of our commitment to building a strong independent Board that will play an increasing role in our progress in the months and years to come. His long career with Teledyne, an aerospace company, and his extensive accounting background, should make him a valuable addition to the board,” stated David Baldini, President and CEO.

Foster brings a wealth of experience in accounting to the board. After 34 years, he retired in 2002 from Teledyne Technologies in Lewisburg, Tennessee. Mr. Foster held positions of increasing responsibility including Director of Finance; Vice President, Finance; and Senior Director.

This press release contains statements that constitute “forward-looking” statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking” statements contained in this press release include the intent, belief or current expectations of the Company and its senior management team with respect to the future prospects of the Company’s operations, and belief concerning profits from operations in the third quarter of fiscal year 2003 and the Company’s overall future business prospects, as well as the assumptions upon which such statements are based. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, adverse developments with respect to the operations of the Company’s business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this press release to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.